Exhibit 8


                           SOLOMON AND WEINBERG LLP
                               ATTORNEYS AT LAW

                               685 THIRD AVENUE
                           NEW YORK, NEW YORK 10017

                                   --------

                                 212.605.1000
                            FACSIMILE 212.605.0999
                                                       SOLOMON AND WEINBERG
                                                       TWO UNIVERSITY PLAZA
                                                    HACKENSACK, NEW JERSEY 07601
                                                            201.487.6800
                                                      FACSIMILE 201.487.6633
WRITER'S DIRECT DIAL NUMBER:



                                                           May 28, 2004


Reckson Associates Realty Corp.
225 Broadhollow Road
Melville, New York  11747

Ladies and Gentlemen:

     You have requested our opinion concerning certain federal income tax matters with respect to Reckson Associates Realty Corp. (the "Company") in connection with the Form S-3 registration statement of the Company and Reckson Operating Partnership, L.P. (the "Operating Partnership") to be filed by the Company and the Operating Partnership with the Securities and Exchange Commission (the "SEC") on or about May 28, 2004 (the "Registration Statement").

     The opinions expressed below are based, in part, upon various assumptions and factual representations set forth in the Registration Statement (including the prospectus relating thereto), in registration statements on Forms S-11 and S-3 previously filed by the Company with the SEC and in a letter delivered to us by the Company today (the "Representation Letter"), and upon our review of such other documents as we have considered necessary or appropriate as a basis for rendering this opinion. We have not made any independent investigation of the facts set forth in any of these documents. We are not, however, aware of any material facts or circumstances contrary to or inconsistent with the representations we have relied upon as described herein or other assumptions set forth herein. We have assumed that all representations made in the Representation Letter to the best of the knowledge of any person are true, correct and complete as if made without such qualification. This opinion is also based upon the Internal Revenue Code of 1986, as amended (the "Code"), the Treasury Regulations promulgated thereunder (including temporary and proposed regulations) and existing administrative and judicial interpretations thereof (including private letter rulings issued by the Internal Revenue Service (the "IRS"), which are not binding on the IRS except with respect to a taxpayer receiving such a ruling), all as they exist at the date of this letter. All of the foregoing statutes, regulations and interpretations are subject to change, in some circumstances with retroactive effect. Any changes to the foregoing authorities might result in modifications of our opinions contained herein.


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     Based on the foregoing, we are of the opinion that, commencing with the
Company's taxable year ended December 31, 2000, the Company has been organized and operated in conformity with the requirements for qualification and taxation as a real estate investment trust (a "REIT") under the Code and the proposed method of operation of the Company will enable the Company to continue to meet the requirements for qualification and taxation as a REIT under the Code.

     We express no opinion with respect to the transactions described herein or in the Registration Statement other than those opinions expressly set forth herein. Furthermore, the Company's qualification as a REIT will depend upon the Company's meeting, in its actual operations, the applicable asset composition, source of income, shareholder diversification, distribution and other requirements of the Code and Treasury Regulations necessary for a corporation to qualify as a REIT. We will not review these operations and no assurance can be given that the actual operations of the Company and its affiliates will meet these requirements or the representations made to us with respect thereto for any taxable year.

     This opinion letter is furnished to you for your use in connection with the Registration Statement. We hereby consent to the filing of this opinion as
Exhibit 8.1 to the Registration Statement and to the use of our name in connection with the material discussed therein under the caption "Material Federal Income Tax Consequences," including its use under the caption "Legal Matters" with respect to such material.

                                 Very truly yours,


                                 /s/ Solomon and Weinberg LLP